Exhibit 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Aerpio Pharmaceuticals, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: March 27, 2017

VENTURE INVESTORS EARLY STAGE FUND IV LIMITED PARTNERSHIP By: VIESF IV GP, LLC, its General Partner

By:	/s/ Paul M. Weiss
Name: Title:	Paul M. Weiss, PhD Managing Director

VIESF IV GP, LLC

By:	/s/ Paul M. Weiss
Name: Title:	Paul M. Weiss, PhD Managing Director